                                                                    EXHIBIT 99.1

                                                                    NEWS RELEASE
                                                                     Atlanta, GA
                                                                   March 1, 2004
[EMS TECHNOLOGIES LOGO]


                           EMS TECHNOLOGIES ANNOUNCES
                             FOURTH QUARTER RESULTS

ATLANTA - MARCH 1, 2004 - EMS Technologies, Inc. (Nasdaq - ELMG) today reported earnings from continuing operations of $2.7 million, or $.25 per share, on revenues of $72.8 million for the fourth quarter of 2003, and $8.9 million, or $.82 per share, on revenues of $256.2 million for the fiscal year 2003.

         Alfred G. Hansen, president and chief executive officer, commented, "In the fourth quarter, our continuing operations turned in another strong combined performance, with revenues in all divisions higher than in the preceding quarter. We also set a new record for combined annual revenues from continuing operations.

- "LXE set a new record for fourth quarter revenues, and the division topped $100 million in annual revenues for the first time in its history. Our markets in the Americas and Europe remained great sources of new orders, and we were pleased with our expanded business in the Pacific Rim (Australia and Singapore). Our product line grew with the addition of a new Windows(R) CE-based handheld computer, and we accelerated the incorporation of RFID and speech recognition into our standard products. We also continued to enhance our marketing and distribution efforts with the launch of a new lease-finance program, and the recent signing of a Solutions Technology Integrator (STI) partnership with Cisco Systems, Inc.

- "Space & Technology/Atlanta's results for the quarter reflected exceptional performance on current programs. It was also a very good quarter for new orders, which totaled almost $19 million. A significant amount of these orders were for commercial applications, including antenna systems for in-flight live television service to commercial aircraft. But a major portion of the orders related to important defense applications with substantial follow-on potential for the future.

- "The SATCOM division's industry-leading product lines had their best combined revenue and earnings results of the year. Sales of our aeronautical terminals continued to be strong, especially in high-speed data applications for defense. We also had upticks in orders for our land-based high-speed and video communications products for defense, as well as emergency management products and packet data terminals for tracking and security.

- "EMS Wireless revenues in the fourth quarter benefited from increased capital spending by the wireless service providers that we supply, as well as the roll-out of our new variable electronic downtilt antenna, which makes it much easier and less


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                                                                    NEWS RELEASE
                                                                     (Continued)

                                                                     Atlanta, GA
                                                                   March 1, 2004


         expensive for a wireless service provider to change antenna coverages to meet the demands of changing traffic patterns. We also booked a major new order for a large in-building system in our repeater product line.

    - "The Satellite Networks ("SatNet") group - our start-up venture providing DVB-RCS-standard hubs and terminals for broadband communications via satellite - rolled out five more systems in the fourth quarter, for a total of twelve systems delivered this year. We also received almost $7 million of new orders during the quarter, and signed a supply agreement with Alcatel, our largest SatNet customer. These new systems will be used for a variety of applications, including not only small business/home office use, but also networks for distance learning, voice-over-IP, and military ruggedized communications.

          "As previously announced, management had begun the formal processes to dispose of the Company's Space & Technology/Montreal division and the healthcare product line. As a result, these business components were accounted for as discontinued operations. The sale of the healthcare product line was completed during the fourth quarter. We are proceeding with plans to sell our Space & Technology/Montreal business, which reported an approximately $4.5 million loss for the fourth quarter due to provisions for additional costs and inventory reserves related to legacy commercial space programs. However, the Space & Technology/Montreal division has shown good signs of recovery, receiving almost $40 million in new orders during the past two quarters, and significant additional orders are expected for the first quarter 2004. With the substantial intake of new orders and continued improvement in operations, we expect this business to return to profitability in 2004, and we will be evaluating any offers for the division in light of its improving current condition.

         "We believe that EMS is well positioned for future growth. Each of our divisions is a leader in its respective markets. Our base of advanced wireless technologies is extraordinary. And our people are committed to success. Guidance about the future earnings performance of the Company is clearly subject to substantial uncertainties in current world economies (especially in the telecommunications sector) and in defense spending priorities. Yet we believe that the Company's continuing operations can achieve 10% - 15% growth for revenues in the range of $285 - $300 million for the year 2004, with related annual earnings per share of $.87 - $.92. These results include estimated earnings per share of $.13 - $.15 for the first quarter of 2004 on revenues of approximately $65 million."


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                                                                     Atlanta, GA
                                                                   March 1, 2004


EMS TECHNOLOGIES, INC. is a leading provider of technology solutions to wireless and satellite markets. The Company focuses on mobile information users, and increasingly on broadband applications. The Company is headquartered in Atlanta, employs approximately 1,600 people worldwide, and has manufacturing facilities in Atlanta, Montreal, Ottawa and Brazil.

The Company has five reporting segments...

- SPACE & TECHNOLOGY antennas and other hardware, for space and satellite communications, radar, surveillance, military countermeasures, and other specialized uses,

- LXE mobile computers and wireless local area networks, for materials handling and logistics,

- EMS WIRELESS base station antennas and repeaters, for PCS/cellular telecommunications,

- SATCOM antennas and terminals, for aeronautical, land-mobile and maritime communications via satellite,

- SATNET broadband technologies for use in high-data-rate, high-capacity satellite communication systems.

THERE WILL BE A CONFERENCE CALL AT 9:30 AM EASTERN TIME ON MONDAY, MARCH 1, 2004, IN WHICH THE COMPANY'S MANAGEMENT WILL DISCUSS THE FINANCIAL RESULTS FOR THE FOURTH QUARTER. IF YOU WOULD LIKE TO PARTICIPATE IN THIS CONFERENCE, PLEASE CALL 800-867-1054 (INTERNATIONAL CALLERS USE 303-262-2211) WITHIN APPROXIMATELY 10 MINUTES BEFORE THE CALL IS SCHEDULED TO BEGIN. THE CONFERENCE IDENTIFICATION NUMBER IS 572014. A TAPED REPLAY OF THE CONFERENCE CALL WILL ALSO BE AVAILABLE THROUGH MONDAY, MARCH 8, 2004 BY DIALING 800-405-2236 (INTERNATIONAL CALLERS USE 303-590-3000) AND ENTERING THE FOLLOWING CODE: 572014.

Statements contained in this press release regarding the Company's expectations for its financial results for 2004, and concerning the potential for various businesses and products, are forward-looking statements. Actual results could differ from those statements as a result of a wide variety of factors. Such factors include, but are not limited to...

- uncertainties related to identifying a purchaser of the Space & Technology/Montreal division, as well as external market conditions and internal priorities and constraints that could affect a purchaser's willingness and ability to complete the transaction on the terms and timing expected by the Company;

- economic conditions in the U.S. and abroad and their effect on capital spending in the Company's principal markets;

-       U.S. defense budget pressures on near-term spending priorities;

- volatility of foreign exchange rates relative to the U.S. dollar and their effect on purchasing power by international customers, as well as the potential for realizing foreign exchange gains or losses associated with net foreign assets held by the Company;


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-        successful resolution of technical problems, proposed scope changes, or proposed funding changes that may be encountered on contracts;

- changes in the Company's consolidated effective income tax rate caused by the extent to which the actual levels and mix of taxable earnings among the U.S., Canada, and other taxing jurisdictions may vary from our current expectations;

- successful completion of technological development programs by the Company and the effects of technology that may be developed by competitors;

- successful transition of products from development stages to an efficient manufacturing environment;

- customer response to new products and services, and general conditions in our target markets (such as logistics, PCS/cellular telephony, and space-based communications);

- the availability of financing for satellite data communications systems and for expansion of terrestrial PCS/cellular phone systems;

- the extent to which terrestrial systems reduce market opportunities for space-based broadband communications systems by providing extensive broadband Internet access on a dependable and economical basis;

- the growth rate of demand for various mobile and high-speed communications services;

- development of successful working relationships with local business and government personnel in connection with distribution and manufacture of products in foreign countries;

- the Company's ability to attract and retain qualified personnel, particularly those with key technical skills; and

- the availability of sufficient additional credit or other financing, on acceptable terms, to support the Company's expected growth.

Additional relevant factors and risks are identified in the Company's Annual Report on Form 10-K for the year ended December 31, 2002.

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                                                                     Atlanta, GA
                                                                   March 1, 2004

                             EMS Technologies, Inc.
                      Consolidated Statements of Operations
                      (In millions, except per-share data)


                                                                            Quarter Ended                       Year Ended
                                                                      -------------------------           -------------------------
                                                                      Dec 31            Dec 31            Dec 31            Dec 31
                                                                       2003              2002              2003               2002
                                                                      -------           -------           -------           -------
Net sales                                                             $  72.8              64.8             256.2             235.8
Cost of sales                                                            47.1              41.6             163.7             151.1
Selling, general and administrative expenses                             16.2              14.5              57.9              51.4
Research and development expenses                                         5.4               5.1              19.3              20.4
Contract reserve adjustment                                                --              (3.5)               --              (3.5)
                                                                      -------           -------           -------           -------
      Operating income                                                    4.1               7.1              15.3              16.4
Non-operating income (loss)                                               0.6              (0.3)              0.4              (0.1)
Foreign exchange gain (loss)                                               --              (0.3)             (0.4)              0.4
Interest expense                                                         (0.6)             (0.6)             (2.2)             (2.3)
                                                                      -------           -------           -------           -------
      Earnings before income taxes                                        4.1               5.9              13.1              14.4
Income tax expense                                                       (1.4)             (1.7)             (4.2)             (4.7)
                                                                      -------           -------           -------           -------
      Net earnings from continuing operations                             2.7               4.2               8.9               9.7
Loss from discontinued operations                                        (5.5)             (2.2)            (46.3)             (1.1)
                                                                      -------           -------           -------           -------
      Net earnings (loss)                                             $  (2.8)              2.0             (37.4)              8.6
                                                                      =======           =======           =======           =======

Net earnings (loss) per share:
      Basic - from continuing operations                                 0.26              0.39              0.83              0.91
      Basic - from discontinued operations                              (0.52)            (0.20)            (4.32)            (0.10)
                                                                      -------           -------           -------           -------
                 Basic earnings (loss) per share                      $ (0.26)             0.19             (3.49)             0.81
                                                                      =======           =======           =======           =======

      Diluted - from continuing operations                               0.25              0.39              0.82              0.90
      Diluted - from discontinued operations                            (0.50)            (0.20)            (4.29)            (0.10)
                                                                      -------           -------           -------           -------
                 Diluted earnings (loss) per share                    $ (0.25)             0.19             (3.47)             0.80
                                                                      =======           =======           =======           =======

Weighted average number of shares:
        Common                                                           10.8              10.7              10.7              10.6
        Common and dilutive common equivalent                            11.0              10.7              10.8              10.7



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                                                                     Atlanta, GA
                                                                   March 1, 2004

                             EMS Technologies, Inc.
                           Consolidated Balance Sheets
                                  (In millions)


                                                        Dec 31           Dec 31
                                                          2003            2002
                                                        ------           ------
Cash                                                    $ 14.2             12.4
Receivables billed                                        56.6             50.6
Unbilled receivables under long-term contracts            18.6             23.3
Customer advanced payments                                (3.8)            (2.4)
                                                        ------           ------
  Trade accounts receivable                               71.4             71.5
                                                        ------           ------
Inventories                                               33.5             30.0
Assets held for sale                                      40.1             77.9
                                                        ------           ------
     Current assets                                      159.2            191.8
                                                        ------           ------
Net property, plant and equipment                         38.5             36.5
Goodwill                                                  13.5             13.5
Other assets                                              17.3             14.5
                                                        ------           ------
                                                        $228.5            256.3
                                                        ======           ======

Bank debt and current
  installments, long-term debt                          $ 38.1             33.8
Accounts payable                                          18.8             21.0
Other liabilities                                         18.3             16.5
Liabilities related to assets held for sale               17.8             20.3
                                                        ------           ------
     Current liabilities                                  93.0             91.6
Long-term debt                                            15.5             18.7
Stockholders' equity                                     120.0            146.0
                                                        ------           ------
                                                        $228.5            256.3
                                                        ======           ======


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                                                                     Atlanta, GA
                                                                   March 1, 2004


                             EMS Technologies, Inc.
                                  Segment Data
                                  (In millions)

                                                                        Quarters Ended                          Year Ended
                                                                ----------------------------           ---------------------------
                                                                 Dec 31              Dec 31            Dec 31              Dec 31
                                                                   2003               2002               2003                2002
                                                                 --------           --------           --------           --------
NET SALES
Space & Technology/Atlanta                                       $   12.9               16.1               49.3               54.2
  Less Sales to Discontinued Operations                              (0.2)              (0.4)              (1.8)              (1.4)
                                                                 --------           --------           --------           --------
Space & Technology/Atlanta external sales                            12.7               15.7               47.5               52.8
LXE                                                                  29.2               25.4              101.1               88.2
EMS Wireless                                                         15.2               10.0               51.4               48.0
SatCom                                                               12.2                9.6               44.7               32.7
SatNet                                                                4.0                4.1               12.6               14.2
Other                                                                (0.5)                --               (1.1)              (0.1)
                                                                 --------           --------           --------           --------
  Total                                                          $   72.8               64.8              256.2              235.8
                                                                 ========           ========           ========           ========

OPERATING INCOME (LOSS)
Space & Technology/Atlanta                                       $    0.8                1.6                3.9                5.0
 Contract reserve adjustment                                           --                3.5                 --                3.5
                                                                 --------           --------           --------           --------
Space & Technology/Atlanta                                            0.8                5.1                3.9                8.5
LXE                                                                   2.0                2.0                7.0                4.8
EMS Wireless                                                          0.6               (0.3)               2.5                2.4
SatCom                                                                1.2                1.4                5.0                4.0
SatNet                                                               (0.4)              (0.1)              (2.1)              (1.8)
Other                                                                (0.1)              (1.0)              (1.0)              (1.5)
                                                                 --------           --------           --------           --------
  Total                                                          $    4.1                7.1               15.3               16.4
                                                                 ========           ========           ========           ========

NET EARNINGS (LOSS) FROM CONTINUING OPERATIONS
Space & Technology/Atlanta                                       $    0.5                3.1                2.2                4.9
LXE                                                                   1.3                1.1                4.2                2.8
EMS Wireless                                                          0.5               (0.3)               1.6                1.5
SatCom                                                                0.7                1.2                3.8                3.4
SatNet                                                               (0.5)              (0.2)              (2.2)              (1.9)
Other & Corporate                                                     0.2               (0.7)              (0.7)              (1.0)
                                                                 --------           --------           --------           --------
  Total                                                          $    2.7                4.2                8.9                9.7
                                                                 ========           ========           ========           ========

FOR FURTHER INFORMATION PLEASE CONTACT:  DON T. SCARTZ
                                         CHIEF FINANCIAL OFFICER
                                         770-729-6510


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